CUSIP NO: 74373C 10 7	Page 9 of 10

 EXHIBIT 99.1

The following table sets forth all acquisitions of common stock of the Issuer by the Reporting Persons during the sixty days preceding the filing of this Amendment No. 2 to Schedule 13D.

Reporting Person	Date	Number of Shares	Conversion/ Purchase Price	Warrant/ Option Shares	Transactions
Mr. Davis	6/25/10	66,666	--	--	Issued to reporting person as compensation for providing a loan guaranty on behalf of the Issuer.
Mr. Davis	7/1/10	3,021	$1.60	--	Issued to reporting person in lieu of cash for Directors’ fees.
Mr. Davis	7/12/10	109,999	--	--	Issued to reporting person as compensation for providing a loan guaranty on behalf of the Issuer.
Mr. Davis	7/12/10	31,302	--	--	Issued to reporting person as compensation and interest for providing a loan to the Issuer.
Mr. Davis	7/12/10	--	--	100,000	Issued to reporting person as interest earned pursuant to a promissory note dated June 11, 2010. The exercise price of the 3-year warrant is $1.30 per share.
Davis & Associates, Inc. 401K PSP	7/12/10	--	--	20,000	Issued to reporting person as interest earned pursuant to a promissory note dated June 11, 2010. The exercise price of the 3-year warrants is $1.30 per share.
Davis & Associates, Inc.	7/12/10	--	--	20,000	Issued to reporting person as interest earned pursuant to a promissory note dated June 11, 2010. The exercise price of the 3-year warrants is $1.30 per share.
Mr. Davis	8/2/10	286,923	$1.30	(286,923)	Warrants exercised pursuant to Issuer’s warrant replacement tender offer.
Mr. Davis	8/2/10	--	--	286,923	Warrants issued to reporting person pursuant to Issuer’s warrant replacement tender offer. The exercise price of the 3-year warrants is $1.30 per share.
Davis & Associates, Inc. 401K PSP	8/2/10	20,000	$1.30	(20,000)	Warrants exercised pursuant to Issuer’s warrant replacement tender offer.
Davis & Associates, Inc. 401K PSP	8/2/10	--	--	20,000	Warrants issued to reporting person pursuant to Issuer’s warrant replacement tender offer. The exercise price of the 3-year warrants is $1.30 per share.
Davis & Associates, Inc.	8/2/10	20,000	$1.30	(20,000)	Warrants exercised pursuant to Issuer’s warrant replacement tender offer.

CUSIP NO: 74373C 10 7	Page 10 of 10

Davis & Associates, Inc.	8/2/10	--	--	20,000	Warrants issued to reporting person pursuant to Issuer’s warrant replacement tender offer. The exercise price of the 3-year warrants is $1.30 per share.
Mr. Davis	8/10/10	--	$1.72	14,535	Annual option award to Directors upon re-election to the Board of Directors.